VARIABLE ANNUITY ESSENTIAL PORTFOLIO AGGRESSIVE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

MUTUAL FUNDS† 99.1%

REPURCHASE AGREEMENTS

Rydex Series Funds -

0.9%

International Rotation

Collateralized by U.S. Treasury

Fund

33,390 $

765,963

Obligations

Rydex Variable Trust -

Lehman Brothers Holdings,

Commodities Strategy

Inc. issued 03/31/08 at 1.15%

Fund*

27,738

723,418

due 04/01/08

$

50,169 $

__________

50,169

Rydex Variable Trust - Sector

Rotation Fund

54,957

716,645

Total Repurchase Agreements

Rydex Series Funds -

(Cost $50,169)

__________

50,169

Managed Futures Strategy

Fund

22,596

638,576

Rydex Variable Trust -

Total Investments 100.0%

Government Long Bond

(Cost $6,130,804)

$

____________

5,807,503

1.2x Strategy Fund

35,826

454,995

Liabilities in Excess of Other

Rydex Variable Trust - OTC

Assets – —%

$

____________

(473)

2x Strategy Fund

19,868

420,606

Net Assets – 100.0%

$

5,807,030

Rydex Variable Trust - Mid-

*

Non-Income Producing Security.

Cap Growth Fund

9,819

261,983

†

Affiliated Funds

Rydex Variable Trust - S&P

500 2x Strategy Fund

15,848

242,632

Rydex Variable Trust - Small-

Cap Value Fund

13,687

242,127

Rydex Variable Trust - Real

Estate Fund

5,902

199,065

Rydex Variable Trust -

Absolute Return Strategies

Fund

6,932

170,325

Rydex Variable Trust - Small-

Cap Growth Fund

6,531

159,738

Rydex Variable Trust - Large-

Cap Value Fund

6,459

144,156

Rydex Variable Trust - Mid-

Cap Value Fund

7,438

143,550

Rydex Variable Trust - Multi-

Cap Core Equity Fund

5,424

120,734

Rydex Variable Trust - Large-

Cap Growth Fund

4,830

120,122

Rydex Variable Trust -

Hedged Equity Fund

5,184

119,593

Rydex Variable Trust -

Russell 2000® 1.5x

Strategy Fund

3,902

__________

113,106

Total Mutual Funds

(Cost $6,080,635)

__________

5,757,334

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